Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-208439
333-208439-01

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

POWERSHARES DB AGRICULTURE FUND

SUPPLEMENT DATED MARCH 24, 2016 TO

PROSPECTUS DATED DECEMBER 10, 2015

This Supplement updates certain information contained in the Prospectus dated December 10, 2015, as supplemented from time-to-time (the “Prospectus”), of PowerShares DB Multi-Sector Commodity Trust (the “Trust”) and PowerShares DB Agriculture Fund (the “Fund”). All capitalized terms used in this Supplement have the same meaning as in the Prospectus.

Prospective investors in the Funds should review carefully the contents of both this Supplement and the Prospectus.

* * * * * * * * * * * * * * * * * * *

All information in the Prospectus is restated pursuant to this Supplement, except as updated hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Supplement or the related Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

Invesco PowerShares Capital Management LLC

Managing Owner

P-DBA-PRO-1-SUP-1 032416

I.	The initial 4 paragraphs under the sub-heading “Principals” on pages 75 and 76 of the Prospectus are hereby deleted and replaced, in their entirety, by the following:

“The following principals serve in the below capacities on behalf of the Managing Owner:

Name	Age	Position
Daniel Draper	47	Chief Executive Officer, Board of Managers
Peter Hubbard	34	Vice President and Director of Portfolio Management
David Warren	58	Chief Administrative Officer, Board of Managers
Roderick Ellis	48	Principal
Steven Hill	51	Principal Financial and Accounting Officer, Investment Pools
Christopher Joe	46	Chief Compliance Officer
John Zerr	53	Board of Managers

Invesco North American Holdings Inc. is also a principal of the Managing Owner.

The Managing Owner is managed by a Board of Managers. The Board of Managers is composed of Messrs. Draper, Warren and Zerr.”

II.	The biography of Andrew Schlossberg set forth on page 76 is hereby deleted, in its entirety.

III.

The biographies of Daniel Draper, Peter Hubbard, David Warren, Roderick Ellis, Steven Hill, Christopher Joe and John Zerr set forth on pages 76 and 77 of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

“Daniel Draper (47) has been Chief Executive Officer of the Managing Owner since March 24, 2016. In this role, he has general oversight responsibilities for all of the Managing Owner’s business. Mr. Draper has been a Member of the Board of Managers of the Managing Owner since September 2013. In this role he is responsible for the management of the Managing Owner’s exchange traded fund business with direct functional reporting responsibilities for the Managing Owner’s portfolio management, products, marketing and capital markets teams. In such capacity, Mr. Draper also is responsible for managing the operations of the Invesco Funds. Previously, Mr. Draper was the Global Head of Exchange Traded Funds for Credit Suisse Asset Management, or Credit Suisse, based in London from March 2010 until June 2013, followed by a three month non-compete period pursuant to his employment terms with Credit Suisse. Credit Suisse is an asset management business of Credit Suisse Group, a financial services company. From January 2007 to March 2010, he was the Global Head of Exchange Traded Funds for Lyxor Asset Management in London, an investment management business unit of Societe Generale Corporate & Investment Banking. Mr. Draper was previously registered as a Significant Influence Functions (SIF) person with the UK’s Financial Conduct Authority. He withdrew this status on June 30, 2013 when he left Credit Suisse. Mr. Draper received his MBA from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill and his BA from the College of William and Mary in Virginia. Mr. Draper is currently registered with FINRA and holds the Series 7, 24 and 63 registrations. Mr. Draper was listed as a principal of the Managing Owner on December 16, 2013.

Peter Hubbard (34) joined the Managing Owner in May 2005 as a portfolio manager and has been Vice President, Director of Portfolio Management since September 2012. In his role, Mr. Hubbard manages a team of 12 portfolio managers. His responsibilities include facilitating all portfolio management processes associated with more than 150 equity and fixed income Invesco Funds listed in the United States, Canada and Europe. He is a graduate of Wheaton College with a B.A. degree in Business & Economics. Mr. Hubbard was listed as a principal and registered as an associated person of the Managing Owner on November 15, 2012 and January 1, 2013, respectively. Mr. Hubbard was registered as a swap associated person of the Managing Owner effective as of September 8, 2015.

David Warren (58) is Chief Administrative Officer, Americas, for Invesco Ltd., a global investment management company affiliated with the Managing Owner. He was appointed to this position in January 2007, and also holds the roles of Director, Executive Vice President and Chief Financial Officer of Invesco Canada Ltd., a Canadian investment management subsidiary of Invesco Ltd., since January 2009. He has been a Member of the Board of Managers and Chief Administrative Officer of the Managing Owner since January 2010, as well. In these capacities, Mr. Warren is responsible for general management support, in addition to executing on various strategic initiatives and overseeing the risk management framework for the business units operating within the Americas division of Invesco Ltd. He obtained a Bachelor’s Degree in Commerce from the University of Toronto and is a member of the Chartered Professional Accountants of Canada. Mr. Warren was listed as a principal of the Managing Owner on November 21, 2012.

Roderick Ellis (48) has been a Chief Accounting Officer for Invesco Ltd. since April 2011. In this role, he is responsible for all aspects of Corporate Accounting including group financial reporting, internal controls and group accounting policies. Mr. Ellis is also responsible for group insurance matters. Previously, Mr. Ellis was Global Director of Financial Planning and Analysis, and Treasurer since May 2007. Mr. Ellis earned a B.A. (with honors) in Economics and Social History from the University of Sheffield, UK, in 1988. He is a member of the Institute of Chartered Accountants in England and Wales. Mr. Ellis was listed as a principal of the Managing Owner on November 30, 2012.

Steven Hill (51) has been Principal Financial and Accounting Officer, Investment Pools for the Managing Owner since December 2012, and was Head of Global ETF Operations from September 2011 to December 2012. As Principal Financial and Accounting Officer, Investment Pools, he has financial and administrative oversight responsibilities for, and serves as Principal Financial Officer of, the Invesco Funds, including the Fund. As Head of Global ETF Operations he had management responsibilities with regard to the general operations of the Managing Owner. From October 2010 to August 2011, he was Senior Managing Director and Chief Financial Officer of Destra Capital Management LLC and its subsidiaries, or Destra, an asset management firm, and was responsible for managing financial and administrative activities as well as financial reporting for Destra and investment funds sponsored by Destra. Previously, he was Senior Managing Director of Claymore Securities, Inc., or Claymore, from December 2003 to October 2010, and was responsible for managing financial and administrative oversight for investment funds sponsored by Claymore. Claymore, now known as Guggenheim Funds Distributors, Inc., is a registered broker-dealer that distributes investment funds. Mr. Hill earned a BS in Accounting from North Central College, Naperville, IL. Mr. Hill was listed as a principal of the Managing Owner on February 12, 2015.

Christopher Joe (46) has been Chief Compliance Officer of the Managing Owner since September 1, 2015. In his role as Chief Compliance Officer he is responsible for all aspects of regulatory compliance for the Managing Owner. He has also acted as U.S. Compliance Director for Invesco, Ltd. since November, 2006. Formerly, he served as Chief Compliance Officer of Invesco Investment Advisers, LLC, a registered investment adviser affiliated with the Managing Owner from June, 2010 to March, 2013. He also served as Deputy Chief Compliance Officer of Invesco Adviser, Inc., a registered investment adviser affiliated with the Managing Owner, from November, 2014 to September, 2015. Mr. Joe has also served as a principal of the Managing Owner since September 25, 2015.

John Zerr (53) has been a Member of the Board of Managers of the Managing Owner since September 2006. Mr. Zerr is also Managing Director and General Counsel — US Retail of Invesco Management Group, Inc., a registered investment adviser affiliated with the Managing Owner, since March 2006, where he is responsible for overseeing the US Retail Legal Department for Invesco Ltd. and its affiliated companies. Mr. Zerr has also been a Senior Vice President and Secretary of IDI since March 2006 and June 2006, respectively. He also served as a Director of that entity until February 2010. Mr. Zerr has served as Senior Vice President of Invesco Advisers, Inc., a registered investment adviser affiliated with the Managing Owner, since December 2009. Mr. Zerr serves as a Director, Vice President and Secretary of Invesco Investment Services, Inc., a registered transfer agency since May 2007. Mr. Zerr has served as Director, Senior Vice President,

General Counsel and Secretary of a number of other Invesco Ltd. wholly-owned subsidiaries which service or serviced portions of Invesco Ltd.’s US Retail business since May 2007 and since June 2010 with respect to certain Van Kampen entities engaged in the asset management business that were acquired by Invesco Ltd. from Morgan Stanley. In each of the foregoing positions Mr. Zerr is responsible for overseeing legal operations. In such capacity, Mr. Zerr also is responsible for overseeing the legal activities of the Invesco Funds. Mr. Zerr earned a BA degree in economics from Ursinus College. He graduated cum laude with a J.D. from Temple University School of Law. Mr. Zerr was listed as a principal of the Managing Owner on December 6, 2012.”

IV.	Pages 32 through 33 of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

PERFORMANCE OF POWERSHARES DB AGRICULTURE FUND (TICKER: DBA), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Agriculture Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2015: $9,232,744,028

Net Asset Value as of December 31, 2015: $673,878,627

Net Asset Value per Share as of December 31, 2015: $20.67

Worst Monthly Drawdown: (12.22)% September 2011

Worst Peak-to-Valley Drawdown: (49.82)% February 2008 – November 2015*

Monthly Rate of Return	2015(%)	2014(%)	2013(%)	2012(%)	2011(%)
January	(6.77)	1.61	(0.39)	0.52	5.93
February	(0.43)	10.86	(5.24)	1.00	1.69
March	(3.99)	3.66	(1.82)	(3.90)	(1.86)
April	0.59	3.28	0.96	(2.95)	(0.12)
May	(1.98)	(5.33)	(2.33)	(4.36)	(4.24)
June	7.10	(0.90)	(2.62)	7.86	(2.23)
July	(8.09)	(2.29)	(1.04)	7.07	0.97
August	(2.79)	(1.48)	1.83	0.83	5.57
September	0.10	(3.42)	0.96	(2.93)	(12.22)
October	1.67	0.57	(0.91)	(1.80)	1.90
November	(3.48)	(0.55)	(0.96)	(0.38)	(5.11)
December	0.78	(2.81)	(2.29)	(3.05)	(0.48)
Compound Rate of Return	(16.75)	2.24	(13.19)	(2.92)	(11.00)

* The Worst Peak-to-Valley Drawdown from February 2008 – November 2015 includes the effect of the $0.45 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to October 19, 2009, the Fund sought to track the Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture Excess Return™. From October 19, 2009 to December 31, 2010, the Fund sought to track the Deutsche Bank Liquid Commodity Index Diversified Agriculture Index Excess Return™. Since December 31, 2010, the Fund seeks to track the DBIQ Diversified Agriculture Index ER. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Index Excess Return™ and the DBIQ Diversified Agriculture Index ER is a name change.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1.  “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

2.  “Net Asset Value” is the net asset value of the pool as of December 31, 2015

3.  “Net Asset Value per Share” is the Net Asset Value of the pool divided by the total number of Shares outstanding with respect to the pool as of December 31, 2015

4.  “Worst Monthly Drawdown” is the largest single month loss sustained during the last five years and year to date. “Drawdown” as used in this section of the Prospectus means losses experienced by the pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5.  “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share during the most recent five calendar years (and to the extent applicable, for a period beyond the most recent five calendar years if the starting date of the peak value extends beyond this period). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of the pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6.  “Compound Rate of Return” of the pool is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND INCLUDING FEBRUARY 23, 2015 IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH DB COMMODITY SERVICES LLC, WHICH SERVED AS THE PREDECESSOR MANAGING OWNER. ALL THE PERFORMANCE INFORMATION ON AND AFTER FEBRUARY 23, 2015 REFLECTS THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER.

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IV.	Pages 44 through 57 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“Volatility of the Index

The following table reflects various measures of volatility1 of the history of the Index as calculated on an excess return basis:

Volatility Type	DBIQ Diversified Agriculture Index Excess Return™
Daily volatility over full history	12.62%
Average rolling 3 month daily volatility	11.88%
Monthly return volatility	12.76%
Average annual volatility	10.10%

The following table reflects the daily volatility on an annual basis of the Index:

Year	DBIQ Diversified Agriculture Index Excess Return™
1989[2]	8.35%
1990	7.92%
1991	7.85%
1992	6.93%
1993	8.24%
1994	12.80%
1995	6.78%
1996	7.80%
1997	11.19%
1998	8.06%
1999	10.74%
2000	8.87%
2001	8.38%
2002	9.51%
2003	8.37%
2004	11.01%
2005	9.40%
2006	9.57%
2007	9.36%
2008	21.09%
2009	15.60%
2010	13.55%
2011	13.07%
2012	10.41%
2013	6.92%
2014	9.26%
2015[3]	11.66%

1Volatility, for these purposes, means the following:

Daily Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Return Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility: The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

2As of January 18, 1989.

3As of December 31, 2015.

Past Index levels are not necessarily indicative of future Index levels.

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

CLOSING LEVELS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™*

	CLOSING LEVEL		INDEX CHANGES
	High[1]	Low[2]	Annual[3]	Inception[4]
1989[5]	106.21	93.13	-3.76%	-3.76%
1990	109.76	93.55	-2.79%	-6.45%
1991	98.56	87.18	-1.67%	-8.01%
1992	93.91	84.75	-4.28%	-11.95%
1993	94.15	84.61	5.93%	-6.73%
1994	112.01	90.78	12.43%	4.86%
1995	111.80	99.83	5.05%	10.16%
1996	127.26	108.40	6.19%	16.98%
1997	146.63	116.98	10.46%	29.22%
1998	130.61	94.76	-25.65%	-3.92%
1999	99.66	77.22	-13.58%	-16.97%
2000	85.25	75.94	-6.33%	-22.22%
2001	80.19	66.48	-11.33%	-31.04%
2002	80.12	64.94	9.63%	-24.40%
2003	84.27	72.22	5.72%	-20.08%
2004	92.94	79.92	7.93%	-13.74%
2005	95.26	81.72	3.68%	-10.56%
2006	93.91	82.42	3.47%	-7.45%
2007	102.50	88.80	10.46%	2.23%
2008	123.53	71.21	-19.22%	-17.42%
2009	87.40	72.91	4.18%	-13.97%
2010	105.23	74.69	22.32%	5.23%
2011	114.93	90.14	-10.68%	-6.01%
2012	100.65	84.22	-2.14%	-8.02%
2013	92.12	80.70	-12.26%	-19.30%
2014	97.66	80.26	3.30%	-16.63%
2015[6]	84.35	68.34	-15.86%	-29.86%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES,

POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

[Remainder of page left blank intentionally.]

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	CLOSING LEVEL		INDEX CHANGES
	High[1]	Low[2]	Annual[3]	Inception[4]
1989[5]	107.66	98.26	4.13%	4.13%
1990	122.64	103.97	4.94%	9.27%
1991	116.41	105.67	3.86%	13.49%
1992	116.36	107.38	-0.87%	12.50%
1993	123.83	108.46	9.21%	22.86%
1994	150.59	120.79	17.40%	44.24%
1995	161.94	140.22	11.11%	60.26%
1996	189.53	158.05	11.77%	79.12%
1997	229.29	179.14	16.30%	108.31%
1998	211.30	160.18	-21.94%	62.61%
1999	168.89	133.88	-9.40%	47.32%
2000	154.70	141.66	-0.59%	46.45%
2001	152.05	129.07	-8.20%	34.44%
2002	158.33	127.33	11.44%	49.82%
2003	168.63	143.96	6.81%	60.02%
2004	186.83	160.03	9.43%	75.12%
2005	194.37	169.54	7.04%	87.45%
2006	203.52	178.87	8.57%	103.52%
2007	235.57	196.35	15.48%	135.02%
2008	285.15	166.00	-18.09%	92.50%
2009	204.74	177.70	4.91%	101.95%
2010	245.99	175.42	21.80%	145.99%
2011	268.73	210.82	-10.64%	119.81%
2012	235.53	197.03	-2.06%	115.29%
2013	215.61	189.01	-12.21%	89.01%
2014	228.74	187.97	3.33%	95.30%
2015[6]	197.61	160.15	-15.82%	64.40%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING

THE DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES,

POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

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INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™*

	C7		S7		W7		KCW[7]
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	12.0%	11.7%	12.1%	10.7%	6.1%	6.3%	6.3%	6.5%
1990	12.8%	12.7%	11.7%	12.6%	5.0%	5.9%	5.1%	5.9%
1991	12.8%	12.9%	12.4%	12.1%	5.9%	6.2%	6.0%	6.5%
1992	13.1%	11.3%	12.9%	12.7%	8.2%	7.1%	8.0%	7.0%
1993	12.7%	12.8%	12.4%	12.9%	6.3%	6.3%	6.4%	6.3%
1994	9.0%	12.3%	9.4%	12.4%	5.3%	6.3%	5.5%	6.4%
1995	15.3%	13.7%	12.8%	12.5%	7.2%	6.3%	8.0%	6.8%
1996	14.1%	13.1%	12.8%	13.6%	7.4%	6.2%	8.3%	6.4%
1997	9.2%	11.8%	10.2%	12.3%	5.0%	6.3%	5.5%	6.2%
1998	12.5%	13.1%	12.0%	12.9%	5.9%	6.1%	6.0%	6.5%
1999	12.5%	12.9%	12.2%	11.7%	6.0%	6.0%	6.2%	6.3%
2000	13.2%	12.5%	13.6%	12.5%	6.0%	6.2%	6.0%	6.2%
2001	11.8%	11.7%	11.4%	12.2%	6.2%	6.2%	6.0%	5.5%
2002	11.1%	11.7%	12.7%	13.2%	5.9%	5.8%	6.3%	5.9%
2003	12.4%	11.7%	12.9%	13.8%	6.3%	6.6%	6.3%	5.8%
2004	14.6%	13.1%	13.9%	14.0%	6.0%	6.6%	6.1%	6.5%
2005	11.3%	10.9%	13.2%	13.6%	6.2%	6.2%	5.8%	6.1%
2006	12.0%	13.4%	11.6%	11.4%	6.2%	7.1%	6.5%	8.2%
2007	12.7%	12.1%	13.5%	14.7%	6.8%	7.4%	6.9%	7.1%
2008	12.3%	10.9%	14.0%	11.5%	8.1%	6.1%	8.3%	6.1%
2009	11.8%	11.5%	12.6%	11.1%	6.7%	6.2%	6.9%	6.3%
2010	12.0%	11.4%	12.7%	12.9%	6.1%	5.4%	6.2%	5.8%
2011	12.0%	12.3%	12.1%	13.0%	5.7%	6.0%	6.1%	5.9%
2012	15.8%	12.3%	17.6%	15.2%	6.8%	6.3%	6.7%	6.2%
2013	11.9%	12.3%	12.4%	12.5%	5.5%	5.9%	5.7%	5.8%
2014	11.6%	12.1%	11.4%	12.2%	5.7%	5.7%	6.0%	5.8%
2015[6]	13.0%	12.7%	12.8%	13.0%	7.0%	6.2%	6.9%	6.2%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES,

POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

[Remainder of page left blank intentionally.]

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™*

	SB7		CC7		KC7		CT7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	14.8%	17.4%	12.2%	10.0%	10.2%	7.7%	2.6%	3.5%
1990	11.5%	12.2%	14.1%	10.6%	11.6%	11.1%	2.5%	3.0%
1991	11.7%	12.3%	10.3%	8.7%	11.1%	9.8%	3.1%	3.3%
1992	11.5%	15.1%	9.7%	7.9%	9.1%	7.0%	2.4%	2.5%
1993	12.4%	11.7%	12.0%	9.7%	11.0%	10.1%	2.9%	3.1%
1994	11.2%	12.6%	11.1%	10.6%	27.4%	11.4%	2.9%	3.8%
1995	12.4%	11.7%	9.6%	10.5%	6.4%	9.8%	4.4%	4.2%
1996	13.4%	13.0%	9.5%	10.6%	10.3%	9.6%	2.3%	2.8%
1997	10.5%	12.9%	9.1%	11.0%	27.9%	11.5%	2.1%	2.8%
1998	11.7%	12.9%	10.8%	11.2%	13.9%	12.3%	2.6%	2.7%
1999	13.5%	10.9%	10.7%	8.8%	12.1%	11.7%	2.5%	2.7%
2000	13.4%	12.2%	9.9%	10.8%	9.4%	10.8%	3.1%	2.8%
2001	13.4%	12.3%	14.0%	16.8%	9.5%	5.7%	2.3%	1.3%
2002	11.9%	10.8%	19.8%	15.8%	10.9%	11.2%	2.6%	2.7%
2003	12.4%	13.5%	13.1%	10.1%	11.4%	9.2%	2.4%	3.1%
2004	12.7%	12.0%	9.7%	12.1%	12.2%	11.8%	1.7%	2.7%
2005	12.0%	15.6%	9.8%	8.0%	15.8%	10.7%	2.9%	2.9%
2006	18.8%	12.4%	10.8%	11.5%	10.6%	9.7%	2.6%	2.3%
2007	12.8%	8.9%	10.9%	12.2%	10.9%	9.8%	2.5%	2.6%
2008	13.8%	12.7%	11.8%	13.5%	11.0%	10.9%	2.4%	2.9%
2009	14.4%	14.2%	13.5%	13.6%	11.8%	10.7%	3.2%	2.8%
2010	11.8%	10.1%	11.3%	11.1%	12.0%	11.3%	2.7%	3.2%
2011	11.5%	12.6%	12.6%	9.6%	12.4%	11.4%	3.5%	2.7%
2012	9.8%	11.5%	10.6%	9.9%	8.1%	8.7%	2.2%	2.3%
2013	13.4%	12.0%	11.0%	11.5%	10.9%	11.8%	3.1%	3.1%
2014	10.4%	11.5%	10.3%	11.5%	18.1%	12.7%	2.8%	3.0%
2015[6]	11.9%	13.2%	11.2%	11.4%	10.5%	11.0%	2.8%	2.9%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES,

POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

[Remainder of page left blank intentionally.]

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™*

	LC7		FC7		LH7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	11.9%	13.4%	3.8%	4.4%	7.8%	8.3%
1990	12.1%	13.3%	3.8%	4.4%	9.7%	8.3%
1991	13.4%	14.0%	4.4%	4.9%	9.0%	9.4%
1992	12.7%	14.6%	4.1%	5.1%	8.3%	9.7%
1993	12.0%	14.2%	4.0%	4.5%	7.8%	8.5%
1994	9.3%	12.2%	3.3%	4.2%	5.4%	7.9%
1995	12.2%	12.3%	3.5%	3.9%	8.2%	8.2%
1996	9.8%	12.5%	3.1%	4.0%	9.0%	8.3%
1997	10.5%	12.6%	3.6%	4.2%	6.4%	8.5%
1998	12.3%	12.1%	4.2%	4.1%	8.3%	6.0%
1999	12.3%	15.8%	4.3%	5.6%	7.7%	7.5%
2000	12.1%	12.9%	4.0%	4.3%	9.3%	8.8%
2001	12.7%	13.3%	4.1%	4.6%	8.5%	10.4%
2002	10.5%	12.2%	3.4%	3.9%	4.9%	6.7%
2003	11.7%	14.3%	4.0%	4.4%	7.1%	7.6%
2004	11.0%	10.0%	4.0%	3.6%	8.0%	7.7%
2005	11.7%	13.0%	4.0%	5.0%	7.4%	8.1%
2006	10.9%	12.3%	3.6%	4.1%	6.5%	7.5%
2007	11.4%	13.0%	3.8%	4.9%	7.9%	7.3%
2008	9.1%	12.0%	3.1%	4.0%	6.1%	9.5%
2009	9.6%	11.7%	3.7%	4.2%	5.8%	7.9%
2010	12.5%	14.1%	4.3%	5.1%	8.5%	9.6%
2011	11.6%	13.1%	4.2%	4.5%	8.2%	8.8%
2012	11.7%	13.6%	3.8%	5.0%	7.0%	9.0%
2013	13.1%	12.9%	4.4%	4.3%	8.6%	7.9%
2014	11.4%	13.1%	3.9%	4.4%	8.5%	8.0%
2015[6]	12.4%	11.6%	4.1%	3.7%	7.4%	8.3%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES,

POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

[Remainder of page left blank intentionally.]

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	C7		S7		W7		KCW[7]
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	12.0%	11.7%	12.1%	10.7%	6.1%	6.3%	6.3%	6.5%
1990	12.8%	13.0%	11.7%	13.0%	5.0%	6.3%	5.1%	6.5%
1991	12.8%	12.9%	12.4%	12.1%	5.9%	6.2%	6.0%	6.5%
1992	13.1%	11.3%	12.9%	12.7%	8.2%	7.1%	8.0%	7.0%
1993	12.7%	12.8%	12.4%	12.9%	6.3%	6.3%	6.4%	6.3%
1994	9.0%	12.3%	9.4%	12.4%	5.3%	6.3%	5.5%	6.4%
1995	12.8%	13.7%	13.1%	12.5%	6.2%	6.3%	6.3%	6.8%
1996	15.0%	13.1%	13.3%	13.6%	6.1%	6.2%	7.2%	6.4%
1997	9.2%	11.8%	10.2%	12.3%	5.0%	6.3%	5.5%	6.2%
1998	12.5%	13.1%	12.0%	12.9%	5.9%	6.1%	6.0%	6.5%
1999	12.5%	12.9%	12.2%	11.7%	6.0%	6.0%	6.2%	6.3%
2000	13.2%	13.5%	13.6%	13.6%	6.0%	6.2%	6.0%	6.2%
2001	11.8%	11.7%	11.0%	12.2%	6.0%	6.2%	5.8%	5.5%
2002	11.1%	11.7%	12.7%	13.2%	5.9%	5.8%	6.3%	5.9%
2003	12.4%	11.7%	12.9%	13.8%	6.3%	6.6%	6.3%	5.8%
2004	14.6%	13.1%	13.9%	14.0%	6.0%	6.6%	6.1%	6.5%
2005	11.3%	10.9%	13.2%	13.6%	6.2%	6.2%	5.8%	6.1%
2006	12.8%	13.4%	12.8%	11.4%	6.3%	7.1%	6.3%	8.2%
2007	12.7%	12.7%	13.5%	12.9%	6.8%	6.2%	6.9%	6.2%
2008	12.3%	10.9%	14.0%	11.5%	8.1%	6.1%	8.3%	6.1%
2009	12.2%	11.5%	12.6%	12.0%	6.0%	5.9%	5.9%	6.2%
2010	12.0%	11.4%	12.7%	12.9%	6.1%	5.4%	6.2%	5.8%
2011	12.0%	12.3%	12.1%	13.0%	6.0%	6.0%	6.1%	5.9%
2012	15.8%	12.3%	17.6%	15.2%	6.8%	6.3%	6.7%	6.2%
2013	11.9%	12.3%	12.4%	12.5%	5.5%	5.9%	5.7%	5.8%
2014	11.6%	12.1%	11.4%	12.2%	5.7%	5.7%	6.0%	5.8%
2015[6]	13.0%	12.7%	12.8%	13.0%	7.0%	6.2%	6.9%	6.2%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES,

POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

[Remainder of page left blank intentionally.]

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	SB7		CC7		KC7		CT7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	14.8%	17.4%	12.2%	10.0%	10.2%	7.7%	2.6%	3.5%
1990	11.5%	11.1%	14.1%	10.4%	11.6%	11.4%	2.5%	2.5%
1991	11.7%	12.3%	10.3%	8.7%	11.1%	9.8%	3.1%	3.3%
1992	11.5%	15.1%	9.7%	7.9%	9.1%	7.0%	2.4%	2.5%
1993	12.4%	11.7%	12.0%	9.7%	11.0%	10.1%	2.9%	3.1%
1994	11.2%	12.6%	11.1%	10.6%	27.4%	11.4%	2.9%	3.8%
1995	13.3%	11.7%	10.4%	10.5%	9.5%	9.8%	2.8%	4.2%
1996	14.8%	13.0%	9.3%	10.6%	9.1%	9.6%	2.2%	2.8%
1997	10.5%	12.9%	9.1%	11.0%	27.9%	11.5%	2.1%	2.8%
1998	11.7%	12.9%	10.8%	11.2%	13.9%	12.3%	2.6%	2.7%
1999	13.5%	10.9%	10.7%	8.8%	12.1%	11.7%	2.5%	2.7%
2000	13.4%	10.2%	9.9%	10.1%	9.4%	10.0%	3.1%	3.2%
2001	12.8%	12.3%	15.7%	16.8%	8.4%	5.7%	2.2%	1.3%
2002	11.9%	10.8%	19.8%	15.8%	10.9%	11.2%	2.6%	2.7%
2003	12.4%	13.5%	13.1%	10.1%	11.4%	9.2%	2.4%	3.1%
2004	12.7%	12.0%	9.7%	12.1%	12.2%	11.8%	1.7%	2.7%
2005	12.0%	15.6%	9.8%	8.0%	15.8%	10.7%	2.9%	2.9%
2006	11.6%	12.4%	11.4%	11.5%	11.5%	9.7%	2.9%	2.3%
2007	12.8%	11.7%	10.9%	11.5%	10.9%	11.2%	2.5%	2.9%
2008	13.8%	12.7%	11.8%	13.5%	11.0%	10.9%	2.4%	2.9%
2009	13.6%	13.8%	11.6%	13.9%	11.1%	10.7%	2.8%	3.0%
2010	11.8%	10.1%	11.3%	11.1%	12.0%	11.3%	2.7%	3.2%
2011	11.5%	12.6%	12.6%	9.6%	12.4%	11.4%	3.5%	2.7%
2012	9.8%	11.5%	10.6%	9.9%	8.1%	8.7%	2.2%	2.3%
2013	13.4%	12.0%	11.0%	11.5%	10.9%	11.8%	3.1%	3.1%
2014	10.4%	11.5%	10.3%	11.5%	18.1%	12.7%	2.8%	3.0%
2015[6]	11.9%	13.2%	11.2%	11.4%	10.5%	11.0%	2.8%	2.9%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES,

POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

[Remainder of page left blank intentionally.]

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	LC7		FC7		LH7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	11.9%	13.4%	3.8%	4.4%	7.8%	8.3%
1990	12.1%	13.1%	3.8%	4.3%	9.7%	8.6%
1991	13.4%	14.0%	4.4%	4.9%	9.0%	9.4%
1992	12.7%	14.6%	4.1%	5.1%	8.3%	9.7%
1993	12.0%	14.2%	4.0%	4.5%	7.8%	8.5%
1994	9.3%	12.2%	3.3%	4.2%	5.4%	7.9%
1995	12.5%	12.3%	4.1%	3.9%	8.9%	8.2%
1996	10.7%	12.5%	3.4%	4.0%	9.0%	8.3%
1997	10.5%	12.6%	3.6%	4.2%	6.4%	8.5%
1998	12.3%	12.1%	4.2%	4.1%	8.3%	6.0%
1999	12.3%	15.8%	4.3%	5.6%	7.7%	7.5%
2000	12.1%	13.1%	4.0%	4.4%	9.3%	9.5%
2001	13.1%	13.3%	4.1%	4.6%	9.3%	10.4%
2002	10.5%	12.2%	3.4%	3.9%	4.9%	6.7%
2003	11.7%	14.3%	4.0%	4.4%	7.1%	7.6%
2004	11.0%	10.0%	4.0%	3.6%	8.0%	7.7%
2005	11.7%	13.0%	4.0%	5.0%	7.4%	8.1%
2006	12.7%	12.3%	4.3%	4.1%	7.4%	7.5%
2007	11.4%	13.2%	3.8%	4.4%	7.9%	7.3%
2008	9.1%	12.0%	3.1%	4.0%	6.1%	9.5%
2009	11.8%	11.1%	3.9%	4.2%	8.5%	7.6%
2010	12.5%	14.1%	4.3%	5.1%	8.5%	9.6%
2011	11.6%	13.1%	4.2%	4.5%	8.2%	8.8%
2012	11.7%	13.6%	3.8%	5.0%	7.0%	9.0%
2013	13.1%	12.9%	4.4%	4.3%	8.6%	7.9%
2014	11.4%	13.1%	3.9%	4.4%	8.5%	8.0%
2015[6]	12.4%	11.6%	4.1%	3.7%	7.4%	8.3%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES,

POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

[Remainder of page left blank intentionally.]

All statistics based on data from January 18, 1989 to December 31, 2015.

VARIOUS STATISTICAL MEASURES	DBIQ Diversified Agriculture ER™[8]*	DBIQ Diversified Agriculture TR™[9]	S&P Agriculture Total Return[10]
Annualized Changes to Index Level[11]	-1.3%	1.9%	-2.2%
Average rolling 3 month daily volatility[12]	11.9%	11.9%	16.8%
Sharpe Ratio[13]	-0.11	-0.25	-0.41
% of months with positive change[14]	46%	49%	46%
Average monthly positive change[15]	2.9%	2.9%	4.3%
Average monthly negative change[16]	-2.5%	-2.5%	-3.8%

ANNUALIZED INDEX LEVELS[17]	DBIQ Diversified Agriculture ER™[8]*	DBIQ Diversified Agriculture TR™[9]	S&P Agriculture Total Return[10]
1 year	-13.7%	-15.8%	-16.9%
3 year	-7.8%	-8.6%	-15.3%
5 year	-7.3%	-7.7%	-11.4%
7 year	-1.9%	-2.2%	-3.9%
10 year	-2.2%	-1.3%	-2.4%
15 year	-0.5%	0.8%	-3.5%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009 (RENAMED IN OCTOBER 2010), CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH AUGUST 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED ACTUAL PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS

TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

DBIQ DIVERSIFIED AGRICULTURE ER, DBIQ DIVERSIFIED AGRICULTURE TR AND GOLDMAN SACHS US AGRICULTURE TOTAL RETURN INDEX

(January 18, 1989 to December 31, 2015)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ Diversified Agriculture ER, DBIQ Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are indices and do not reflect actual trading. DBIQ Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009 (RENAMED IN OCTOBER 2010), CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH AUGUST 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE

IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED ACTUAL PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

COMPARISON OF DBIQ DIVERSIFIED AGRICULTURE TR AND GOLDMAN SACHS US AGRICULTURE TOTAL RETURN INDEX

(January 18, 1989 to December 31, 2015)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are indices and do not reflect actual trading. DBIQ Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009 (RENAMED IN OCTOBER 2010), CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH AUGUST 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED ACTUAL PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.  “High” reflects the highest closing level of the Index during the applicable year.

2.  “Low” reflects the lowest closing level of the Index during the applicable year.

3.  “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.  “Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5.  Closing levels as of inception on January 18, 1989.

6.  Closing levels as of December 31, 2015.

7.  The DBIQ Diversified Agriculture Index Excess Return™ and DBIQ Diversified Agriculture Index Total Return™ reflect the change in market value of C (Corn), S (Soybeans), W (Wheat), KW (Kansas City Wheat), and SB (Sugar), on an optimum yield basis, and CC (Cocoa), KC (Coffee), LC (Live Cattle), FC (Feeder Cattle), LH (Lean Hogs), and CT (Cotton), on a non-optimum yield basis.

8.  “DBIQ Diversified Agriculture ER™” is DBIQ Diversified Agriculture Index Excess Return™.

9.  “DBIQ Diversified Agriculture TR™” is DBIQ Diversified Agriculture Index Total Return™.

10.  “S&P Agriculture Total Return” is S&P GSCI Agriculture Index Total Return.

11.  “Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.

12.  “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.  “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 4.77%

14.  “% of months with positive change” during the period from inception to December 31, 2015.

15.  “Average monthly positive change” during the period from inception to December 31, 2015.

16.  “Average monthly negative change” during the period from inception to December 31, 2015.

17.  “Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

* Prior to October 19, 2009, the Fund sought to track the Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture Excess Return™. From October 19, 2009 to December 31, 2010, the Fund sought to track the Deutsche Bank Liquid Commodity Index Diversified Agriculture Index Excess Return™. Since December 31, 2010, the Fund seeks to track the DBIQ Diversified Agriculture Index ER. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Index Excess Return™ and the DBIQ Diversified Agriculture Index ER is a name change.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009 (RENAMED IN OCTOBER 2010), CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH AUGUST 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED ACTUAL PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

PowerShares DB Agriculture Fund (the “Fund”) is not sponsored or endorsed by Deutsche Bank AG, Deutsche Bank Securities Inc. or any subsidiary or affiliate of Deutsche Bank AG or Deutsche Bank Securities Inc. (collectively, “Deutsche Bank”). The DBIQ Diversified Agriculture Index Excess Return™ (the “DB Index”) is the exclusive property of Deutsche Bank Securities Inc. “DBIQ” is a service mark of Deutsche Bank AG and has been licensed for use for certain purposes by Deutsche Bank Securities Inc. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index makes any representation or warranty, express or implied, concerning the DB Index, the Fund or the advisability of investing in securities generally. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index has any obligation to take the needs of Invesco PowerShares Capital Management LLC, the sponsor of the Fund, or its clients into consideration in determining, composing or calculating the DB Index. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index is responsible for or has participated in the determination of the timing of, prices at, quantities or valuation of the Fund. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index has any obligation or liability in connection with the administration or trading of the Fund.

NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, WARRANTS OR GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DB INDEX OR ANY DATA INCLUDED THEREIN AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY INVESCO POWERSHARES CAPITAL MANAGEMENT LLC FROM THE USE OF THE DB INDEX OR ANY DATA INCLUDED THEREIN. NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DB INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DEUTSCHE BANK OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX HAVE ANY LIABILITY FOR DIRECT, INDIRECT, PUNITIVE, SPECIAL, CONSEQUENTIAL OR ANY OTHER DAMAGES OR LOSSES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY, THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DEUTSCHE BANK AND INVESCO POWERSHARES CAPITAL MANAGEMENT LLC.

No purchaser, seller or holder of the shares of this Fund, or any other person or entity, should use or refer to any Deutsche Bank trade name, trademark or service mark to sponsor, endorse, market or promote this Fund without first contacting Deutsche Bank to determine whether Deutsche Bank’s permission is required. Under no circumstances may any person or entity claim any affiliation with Deutsche Bank without the written permission of Deutsche Bank.”